Exhibit 99.1

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

News Release

MEDIA AND INVESTOR CONTACT:	INVESTOR CONTACT:
Rachel Ellingson	J.C. Weigelt
rellingson02@sjm.com	jweigelt@sjm.com
Tel 651 756 2295	Tel 651 756 4347

St. Jude Medical Reports Second Quarter 2012 Results

ST. PAUL, Minn. – July 18, 2012 – St. Jude Medical, Inc. (NYSE: STJ) today reported sales and net earnings for the second quarter ended June 30, 2012.

Second Quarter Sales

The Company reported net sales of $1.410 billion in the second quarter of 2012, a decrease of 2 percent compared with the $1.446 billion in the second quarter of 2011. Revenue for the second quarter increased 1 percent after adjusting for the impact of foreign currency. Foreign currency translation comparisons decreased second quarter sales by approximately $47 million.

Commenting on the second quarter and the Company’s ongoing program, St. Jude Medical Chairman, President and Chief Executive Officer Daniel J. Starks said, “All of St. Jude Medical’s second quarter results fell within our previously announced guidance ranges. We continued to make good progress during the quarter implementing new product programs designed to accelerate our growth in 2013. We are focused on delivering innovative medical devices which both improve patient outcomes and reduce the cost of health care.”

Cardiac Rhythm Management (CRM)

Total CRM sales, which include implantable cardioverter defibrillator (ICD) and pacemaker products, were $746 million for the second quarter of 2012, a 6 percent decrease compared with the second quarter of 2011. Total CRM sales for the second quarter decreased 3 percent after adjusting for the impact of foreign currency.

Of that total, ICD product sales were $459 million in the second quarter, a 4 percent decrease compared with the second quarter of 2011. On a constant currency basis, total ICD sales declined 1 percent from the prior year.

Second quarter pacemaker sales were $287 million, a 9 percent decrease compared to the second quarter of 2011. After adjusting for the impact of foreign currency, pacemaker sales decreased 5 percent.

Atrial Fibrillation (AF)

AF product sales for the second quarter totaled $218 million, a 5 percent increase over the second quarter of 2011. On a constant currency basis, total AF sales increased 8 percent from the prior year.

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

Neuromodulation

St. Jude Medical sales of neuromodulation products were $106 million in the second quarter of 2012, up 2 percent from the comparable quarter of 2011. Revenue for the second quarter increased 5 percent after adjusting for the impact of foreign currency.

Cardiovascular

Total cardiovascular sales, which primarily include vascular and structural heart products, were $340 million for the second quarter of 2012, a 1 percent decrease from the second quarter of 2011. On a constant currency basis, total cardiovascular sales increased 3 percent over the prior year.

Sales of vascular products during the second quarter of 2012 were $180 million, down 5 percent from the comparable quarter of 2011.

Structural heart product sales for the second quarter of 2012 were $160 million, a 5 percent increase over the second quarter of 2011.

Second Quarter Earnings Results

In the second quarter of 2012 the Company recorded after-tax charges of $27 million, or $0.08 per share primarily related to restructuring actions initiated during the second quarter of 2011 to realign certain activities within its CRM business. This consists primarily of closing down operations at its location in Sweden as well as costs associated with continuing efforts to leverage sales and sales support organizations.

Including these items, reported net earnings for the second quarter of 2012 were $244 million, or $0.78 per share. This compares to reported net earnings for the second quarter of 2011 of $241 million, or $0.72 per share.

In accordance with GAAP, reported net earnings for the second quarter 2012 do not include any benefit from the research and development tax credit, which has yet to be extended for 2012. Including the benefit of this adjustment and excluding the second quarter charge, adjusted net earnings for the second quarter of 2012 were $276 million, or $0.88 per share. A reconciliation of the Company’s non-GAAP adjusted net earnings per share to the Company’s GAAP net earnings per share is provided in the schedule at the end of the press release.

Third Quarter and Full Year 2012 Sales and Earnings Guidance

During a conference call today, St. Jude Medical will provide its range for revenue expectations for the third quarter and full year by product category.

The Company expects its consolidated adjusted net earnings for the third quarter of 2012 to be in the range of $0.80 to $0.82 per diluted share and for the full-year 2012 consolidated adjusted net earnings to now be in the range of $3.40 to $3.45. A further reconciliation of the Company’s quarterly and annual guidance is provided in the schedule below.

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

Non-GAAP Financial Measures

The Company provides adjusted net earnings and adjusted net earnings per share because St. Jude Medical management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain adjustments (such as in-process research and development charges, impairment charges, restructuring charges, litigation charges or litigation reserve adjustments and income tax adjustments). These adjustments result from facts and circumstances (such as business development activities, restructuring activities, asset impairment events or developments, settlements and other developments relating to litigation and resolution of audits by tax authorities) that vary in frequency and impact on the Company’s results of operations. St. Jude Medical management uses adjusted net earnings and adjusted net earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consolidated basis.

The Company provides constant currency sales growth because St. Jude Medical management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on net sales. St. Jude Medical management uses constant currency sales growth to forecast and evaluate the operational performance of the Company as well as to compare sales of current periods to prior periods.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference Call/Webcast

St. Jude Medical’s second quarter 2012 earnings call can be heard live today beginning at 7 a.m. CDT (also archived for 90 days) on the Investor Relations section of our website sjm.com.

About St. Jude Medical

St. Jude Medical develops medical technology and services that focus on putting more control into the hands of those who treat cardiac, neurological and chronic pain patients worldwide. The company is dedicated to advancing the practice of medicine by reducing risk wherever possible and contributing to successful outcomes for every patient. St. Jude Medical is headquartered in St. Paul, Minn. and has four major focus areas that include: cardiac rhythm management, atrial fibrillation, cardiovascular and neuromodulation. For more information, please visit sjm.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for the Company, including potential clinical successes, anticipated regulatory approvals and future product launches, and projected revenues, margins, earnings and market shares. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including those described in the Risk Factors and Cautionary Statements sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012. The Company does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

Summary of Second Quarter 2012 Sales and Reconciliation to Constant Currency Sales Growth

(in millions)

(unaudited)

	2Q12 Sales	2Q11 Sales	Reported % Change vs. 2Q11	Constant Currency % Change vs. 2Q11	Reported $ Change vs. 2Q11	Constant Currency $ Change vs. 2Q11
Total Sales	$1,410	$1,446	-2%	1%	-$36	$11
Total International Sales	$746	$768
Total U.S. Sales	$664	$678
Worldwide Cardiac Rhythm Management	$746	$792	-6%	-3%	-$46	-$20
International Cardiac Rhythm Management	$362	$391
U.S. Cardiac Rhythm Management	$384	$401
Worldwide ICD	$459	$477	-4%	-1%	-$18	-$3
International ICD	$192	$205
U.S. ICD	$267	$272
Worldwide Pacemakers	$287	$315	-9%	-5%	-$28	-$17
International Pacemakers	$170	$186
U.S. Pacemakers	$117	$129
Worldwide Atrial Fibrillation	$218	$208	5%	8%	$10	$16
International Atrial Fibrillation	$132	$124
U.S. Atrial Fibrillation	$86	$84
Worldwide Cardiovascular	$340	$342	-1%	3%	-$2	$10
International Cardiovascular	$226	$226
U.S. Cardiovascular	$114	$116
Worldwide Neuromodulation	$106	$104	2%	5%	$2	$5
International Neuromodulation	$26	$27
U.S. Neuromodulation	$80	$77

St. Jude Medical, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(Unaudited)

	June 30, 2012	December 31, 2011
Cash and cash equivalents	$1,214	$986
Accounts receivable, net	1,350	1,367
Inventories	621	624
Other current assets	402	414
Property, plant & equipment, net	1,413	1,388
Goodwill	2,945	2,953
Other intangible assets, net	822	856
Other assets	419	417
Total assets	$9,186	$9,005

Current debt obligations	$81	$83
Other current liabilities	919	978
Long-term debt	2,882	2,713
Deferred income taxes, net	264	279
Long-term other liabilities	511	477
Total equity	4,529	4,475
Total liabilities & equity	$9,186	$9,005

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

St. Jude Medical, Inc.
Condensed Consolidated Statements of Earnings
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended				Six Months Ended

	June 30, 2012		July 2, 2011		June 30, 2012		July 2, 2011
Net sales	$1,410		$1,446		$2,805		$2,822
Cost of sales:
Cost of sales before special charges	367		384		725		749
Special charges	16		11		39		11
Total cost of sales	383		395		764		760
Gross profit	1,027		1,051		2,041		2,062

Selling, general & administrative expense	494		514		984		1,027
Research & development expense	173		176		348		352
Purchased in-process R & D charges	0		4		0		4
Special charges	22		32		69		32
Operating profit	338		325		640		647
Other income (expense), net	(25)		(25)		(48)		(52)
Earnings before income taxes	313		300		592		595
Income tax expense	69		59		136		121
Net earnings	$244		$241		$456		$474

Adjusted net earnings (Non-GAAP)	$276	(1)	$283	(2)	$548	(3)	$544	(4)

Diluted net earnings per share	$0.78		$0.72		$1.44		$1.43
Adjusted diluted net earnings per share (Non-GAAP)	$0.88	(1)	$0.85	(2)	$1.73	(3)	$1.65	(4)

Cash dividends declared per share	$0.23		$0.21		$0.46		$0.42

Weighted average shares outstanding- diluted	315.2		332.6		316.4		330.7

(1)	Second quarter 2012 adjusted net earnings and adjusted diluted net earnings per share exclude the following after-tax items totaling $32 or $0.10 per share:
	–	$27 charges, or $0.08 per share, primarily related to ongoing restructuring actions that began in the second quarter of 2011 to realign certain activities in our CRM business as well as costs primarily associated with continuing efforts to improve our sales and sales support organizations. The associated pre-tax amount of $38 was recorded as a Special Charge to Cost of sales ($16) and Special charges ($22).
	–	$5 of income tax benefit, or $0.02 per share, related to the expected benefit from the federal research and development tax credit not yet extended for 2012.

(2)	Second quarter 2011 adjusted net earnings and adjusted diluted net earnings per share exclude the following after-tax charges totaling $42 or $0.13 per share:
	–	$10 charges, or $0.03 per share, related to AGA Medical Holdings, Inc. acquired inventory step up amortization expense. The associated pre-tax amount of $15 was recorded to Cost of sales.
	–	$29 charges, or $0.09 per share, primarily related to restructuring actions that began in the second quarter of 2011 to realign certain activities in our CRM business. The associated pre-tax amount of $43 was recorded as a Special Charge to Cost of sales ($11) and Special charges ($32).
	–	$3 Purchased in-process R&D charges, or $0.01 per share, associated with the Company’s acquisition of certain pre-development technology assets.

(3)	First six months 2012 adjusted net earnings and adjusted diluted net earnings per share exclude the following after-tax items totaling $92 or $0.29 per share:
	–	$56 charges, or $0.18 per share, primarily related to ongoing restructuring actions that began in the second quarter of 2011 to realign certain activities in our CRM business as well as costs primarily associated with continuing efforts to improve our sales and sales support organizations. The associated pre-tax amount of $80 was recorded as a Special Charge to Cost of sales ($39) and Special charges ($41).
	–	$25 charges, or $0.08 per share, related to a license dispute settlement charge. The associated pre-tax amount of $28 was recorded to Special charges.
	–	$11 of income tax benefit, or $0.03 per share, related to the expected benefit from the federal research and development tax credit not yet extended for 2012.

(4)	First six months 2011 adjusted net earnings and adjusted diluted net earnings per share exclude the following after-tax charges totaling $70 or $0.22 per share:
	–	$19 charges, or $0.06 per share, related to AGA Medical Holdings, Inc. acquired inventory step up amortization expense. The associated pre-tax amount of $30 was recorded to Cost of sales.
	–	$29 charges, or $0.09 per share, primarily related to restructuring actions that began in the second quarter of 2011 to realign certain activities in our CRM business. The associated pre-tax amount of $43 was recorded as a Special Charge to Cost of sales ($11) and Special charges ($32).
	–	$19 charges, or $0.06 per share, primarily related to post acquisition expenses for AGA Medical Holdings, Inc. which principally include contract termination costs and other integration costs in international locations. The associated pre-tax amount of $25 was recorded to SG&A expense.
	–	$3 Purchased in-process R&D charges, or $0.01 per share, associated with the Company’s acquisition of certain pre-development technology assets.

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

2012 Earnings Guidance Reconciliation

	Third Quarter 2012		Full Year 2012

Estimated 2012 diluted net earnings per share	$ 0.74 - $ 0.76		$ 3.00 - $ 3.05
Restructuring actions	0.04	(5)	0.25	(5)
License dispute settlement charge	—		0.08	(6)
Federal R&D tax credit 2012 extension	0.02	(7)	0.07	(7)
Estimated 2012 adjusted diluted net earnings per share (Non-GAAP)	$ 0.80 - $ 0.82		$ 3.40 - $ 3.45

(5)	The Company’s above estimated 2012 adjusted diluted net earnings per share (Non-GAAP) excludes the impact of after-tax charges recognized during the first six months of 2012 (detailed in footnote 3 above) and expected to be recognized in the last six months related to ongoing business restructuring actions.
(6)	The Company’s above estimated 2012 adjusted diluted net earnings per share (Non-GAAP) excludes the impact of after-tax charges related to a license dispute settlement charge (detailed in footnote 3 above).
(7)	The federal research and development tax credit has not yet been extended for 2012. The Company’s above estimated 2012 adjusted diluted net earnings per share (Non-GAAP) assumes that the tax credit will be enacted for the full year 2012.